Exhibit 99.1

Endeavor Releases Second Quarter 2023 Results

Beverly Hills, CA (August 8, 2023) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended June 30, 2023.

Highlights

•	$1.436 billion in Q2 2023 revenue, reflecting year-over-year growth across all four reporting segments

•	Transaction to combine UFC and WWE within TKO Group Holdings, Inc. expected to close in mid- to late September 2023

•	Completed sale of IMG Academy at an enterprise value of $1.25 billion, allowing the Company to commence share repurchases of up to $300 million of Class A common stock in the third quarter

•	Expect to begin making quarterly cash dividend payments at the end of Q3

Q2 2023 Consolidated Financial Results

•	Revenue: $1.436 billion

•	Net income: $666.5 million

•	Adjusted EBITDA: $304.9 million

“We delivered solid results this quarter at Endeavor and are closing in on the launch of TKO Group Holdings,” said Ariel Emanuel, CEO, Endeavor. “Our share repurchase plan and dividend payment initiatives will begin in the third quarter, and we remain focused on maintaining prudent capital allocation and delivering long term sustainable growth for the company.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $340.1 million for the quarter, up $8.2 million, or 2.5%, compared to the second quarter of 2022. Growth was primarily driven by higher live event revenue from having two more events in the current year with live audiences, higher media rights fees and sponsorships, and an increase in commercial pay-per-view, all at UFC. Revenue was partially offset by $30 million from Diamond Baseball Holdings included in the prior year that was sold in September 2022. The segment’s Adjusted EBITDA was $179.2 million, up $18.0 million, or 11.1%, year-over-year.

•

Events, Experiences & Rights segment revenue was $591.1 million for the quarter, up $23.3 million, or 4.1%, compared to the second quarter of 2022. Growth was primarily driven by new media production deals, including with Major League Soccer; a strong Madrid Open tennis tournament; as well as Barrett-Jackson, which was acquired in August 2022; and growth at IMG Academy. Growth was partially offset by On Location’s music business and Endeavor Streaming. The segment’s Adjusted EBITDA was $76.6 million for the quarter, down $16.0 million, or 17.3%, year-over-year.

•

Representation segment revenue was $381.1 million for the quarter, up $23.2 million, or 6.5%, compared to the second quarter of 2022. Growth was primarily attributable to the delivery of projects in Endeavor’s nonscripted content production business, as well as increases across our fashion business and new projects and increased spend from 160over90’s corporate clients, partially offset by the impact of the Writers Guild of America strike on WME. Adjusted EBITDA was $107.1 million for the quarter, down $4.1 million, or 3.7%, year-over-year.

•

Sports Data & Technology segment revenue was $130.6 million, up $70.2 million, or 116.3%, compared to the second quarter of 2022. Growth was driven by the inclusion of OpenBet, which we acquired in September 2022, as well as growth at IMG ARENA. The segment’s Adjusted EBITDA was $13.7 million for the quarter, down $1.8 million, or 11.7%, year-over-year. The segment was affected by certain costs at IMG ARENA incurred in advance of the sales cycle.

Balance Sheet and Liquidity

At June 30, 2023, cash and cash equivalents totaled $1.616 billion compared to $718.7 million at March 31, 2023. Total debt was $5.110 billion at June 30, 2023, compared to $5.151 billion at March 31, 2023.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relations site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 2 p.m. PT / 5 p.m. ET today. The event can be accessed at: https://events.q4inc.com/attendee/878718431

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including the Company’s guidance for full year 2023, its expected long-term value and market position, commencement of repurchases under the share repurchase authorization and the timing thereof, the expected declaration and payment of a quarterly cash dividend and timing thereof, and the closing of the transaction to combine UFC and WWE within TKO Group Holdings, Inc. and the timing thereof. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; impacts from labor disputes and work stoppages by unions and guilds such as the Writers Guild of America and SAG-AFTRA, of which many of Endeavor clients are members; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$1,436,212	$1,312,515	$3,033,049	$2,786,278
Operating expenses:
Direct operating costs	584,014	508,385	1,308,296	1,203,026
Selling, general and administrative expenses	632,671	587,499	1,301,884	1,127,705
Insurance recoveries	—	—	—	(993)
Depreciation and amortization	61,078	65,612	127,829	131,606

Total operating expenses	1,277,763	1,161,496	2,738,009	2,461,344

Operating income	158,449	151,019	295,040	324,934
Other (expense) income:
Interest expense, net	(90,307)	(62,505)	(175,404)	(121,777)
Tax receivable agreement liability adjustment	10,174	2,405	12,518	(51,092)
Other income (expense), net	741,657	(6,133)	766,090	453,808

Income before income taxes and equity losses of affiliates	819,973	84,786	898,244	605,873
Provision for (benefit from) income taxes	140,441	2,699	175,911	(14,535)

Income before equity losses of affiliates	679,532	82,087	722,333	620,408
Equity losses of affiliates, net of tax	(12,997)	(39,867)	(19,543)	(60,522)

Net income	666,535	42,220	702,790	559,886
Less: Net income attributable to non-controlling interests	263,361	16,414	291,585	214,534

Net income attributable to Endeavor Group Holdings, Inc.	$403,174	$25,806	$411,205	$345,352

Earnings per share of Class A common stock:
Basic	$1.34	$0.09	$1.37	$1.27
Diluted	$1.29	$0.09	$1.35	$1.24
Weighted average number of shares used in computing earnings per share:
Basic	301,011,276	281,623,228	296,499,094	275,092,484
Diluted(1)	311,046,135	449,733,965	299,810,998	446,419,024

(1)

The diluted weighted average number of shares of 311,046,135 and 299,810,998 for the three and six months ended June 30, 2023, respectively, includes weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Profits Units into 1,031,047 and 872,989 shares of the Company’s Class A common stock, respectively, and additional shares from RSUs, Stock Options, and Phantom Units, as noted in the table below:

Weighted average Class A Common Shares outstanding—Basic	301,011,276	296,499,094
Additional shares assuming exchange of all Endeavor Profits Units	1,031,047	872,989
Additional shares from RSUs, stock options and Phantom Units, as calculated using the treasury stock method	2,244,297	2,438,915
Additional shares assuming redemption of redeemable non-controlling interests	6,759,515	—

Weighted average Class A Common Shares outstanding—Diluted	311,046,135	299,810,998

Securities that are anti-dilutive for the three and six months ended June 30, 2023, are additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 157,319,043 shares, as well as additional shares from Stock Options, RSUs and redeemable non-controlling interests.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Owned Sports Properties	$340,088	$331,930	$693,377	$628,619
Events, Experiences & Rights	591,078	567,808	1,391,864	1,348,743
Representation	381,149	357,955	731,389	715,276
Sports Data & Technology	130,565	60,371	231,424	105,414
Eliminations	(6,668)	(5,549)	(15,005)	(11,774)

Total Revenue	$1,436,212	$1,312,515	$3,033,049	$2,786,278

Adjusted EBITDA:
Owned Sports Properties	$179,234	$161,270	$364,905	$310,011
Events, Experiences & Rights	76,583	92,563	184,574	218,564
Representation	107,149	111,221	191,355	212,926
Sports Data & Technology	13,737	15,554	18,209	22,036
Corporate	(71,786)	(74,253)	(147,734)	(142,733)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$1,616,493	$767,828
Restricted cash	327,907	278,165
Accounts receivable (net of allowance for doubtful accounts of $53,594 and $54,766, respectively)	982,191	917,000
Deferred costs	277,577	268,524
Assets held for sale	5,984	12,013
Other current assets	397,983	293,206

Total current assets	3,608,135	2,536,736
Property and equipment, net	472,152	696,302
Operating lease right-of-use assets	329,384	346,550
Intangible assets, net	2,167,746	2,205,583
Goodwill	5,090,554	5,284,697
Investments	344,013	336,973
Deferred income taxes	809,873	771,382
Other assets	494,730	325,619

Total assets	$13,316,587	$12,503,842

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$673,690	$600,605
Accrued liabilities	501,968	525,239
Current portion of long-term debt	98,981	88,309
Current portion of operating lease liabilities	70,317	65,381
Deferred revenue	582,093	716,147
Deposits received on behalf of clients	309,262	258,414
Liabilities held for sale	—	2,672
Current portion of tax receivable agreement liability	154,893	50,098
Other current liabilities	242,151	107,675

Total current liabilities	2,633,355	2,414,540

Long-term debt	5,011,424	5,080,237
Long-term operating lease liabilities	304,752	327,888
Long-term tax receivable agreement liability	838,555	961,623
Other long-term liabilities	431,303	412,982

Total liabilities	9,219,389	9,197,270

Commitments and contingencies
Redeemable non-controlling interests	231,340	253,079
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 302,912,176 and 290,541,729 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	3	2
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class X common stock, $0.00001 par value; 4,983,448,411 and 4,987,036,068 shares authorized; 174,400,744 and 182,077,479 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	1
Class Y common stock, $0.00001 par value; 989,681,838 and 997,261,325 shares authorized; 227,073,690 and 227,836,134 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	2,309,320	2,120,794
Retained earnings (accumulated deficit)	194,986	(216,219)
Accumulated other comprehensive income (loss)	36	(23,736)

Total Endeavor Group Holdings, Inc. shareholders’ equity	2,504,348	1,880,844
Nonredeemable non-controlling interests	1,361,510	1,172,649

Total shareholders’ equity	3,865,858	3,053,493

Total liabilities, redeemable interests and shareholders’ equity	$13,316,587	$12,503,842

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, net gains on the sale of businesses, tax receivable agreement liability adjustment, and certain other items, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the tax receivable agreement, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA, and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$666,535	$42,220	$702,790	$559,886
Provision for (benefit from) income taxes	140,441	2,699	175,911	(14,535)
Interest expense, net	90,307	62,505	175,404	121,777
Depreciation and amortization	61,078	65,612	127,829	131,606
Equity-based compensation expense (1)	61,760	60,607	140,451	111,463
Merger, acquisition and earn-out costs (2)	16,381	14,568	30,915	27,362
Certain legal costs (3)	1,489	8,598	3,911	9,600
Restructuring, severance and impairment (4)	13,736	1,442	21,936	1,960
Fair value adjustment—equity investments (5)	(68)	(11,691)	(781)	(13,344)
Equity method losses—Learfield IMG College and Endeavor Content (6)	6,580	41,511	15,103	65,915
Net gain on sale of the restricted Endeavor Content business(7)	—	—	—	(463,641)
Net gain on sale of the Academy business(8)	(736,978)	—	(736,978)	—
Tax receivable agreement liability adjustment (9)	(10,174)	(2,405)	(12,518)	51,092
Other (10)	(6,170)	20,689	(32,664)	31,663

Adjusted EBITDA	$304,917	$306,355	$611,309	$620,804

Net income margin	46.4%	3.2%	23.2%	20.1%
Adjusted EBITDA margin	21.2%	23.3%	20.2%	22.3%

(1)

Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans. Equity-based compensation was recognized in all segments and Corporate for three and six months ended June 30, 2023 and 2022.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended June 30, 2023 primarily related to professional advisor costs, which were approximately $14 million and primarily related to our Owned Sport Properties segment. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $2 million, which primarily related to our Representation and Sports Data & Technology segments.

Such costs for the three months ended June 30, 2022 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $8 million, which primarily related to our Representation segment. Professional advisor costs were approximately $7 million and related to all of our segments.

Such costs for the six months ended June 30, 2023 primarily related to professional advisor costs, which were approximately $25 million and primarily related to our Owned Sport Properties segment and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $6 million, which primarily related to our Events, Experiences & Rights, Representation and Sports Data & Technology segments.

Such costs for the six months ended June 30, 2022 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $16 million, which primarily related to our Representation segment. Professional advisor costs were approximately $12 million and related to all of our segments.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.
(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three and six months ended June 30, 2023 primarily relates to a loss of approximately $9 million due to an other-than-temporary impairment for one of our equity method investments, which related to our Events, Experiences & Rights segment; and the restructuring expenses in our Events, Experiences & Rights and Representation segments and Corporate.

Such costs for the three and six months ended June 30, 2022 primarily relates to a write off of an asset in Corporate and the restructuring expenses in our Events, Experiences & Rights and Representation segments.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.
(6)

Relates to equity method losses from the 20% interest we retained in the restricted Endeavor Content business, which we sold in January 2022. For the three months and six months ended June 30, 2022, also related to equity method losses from our investment in Learfield IMG College.

(7)	Relates to the gain recorded for the sale of the restricted Endeavor Content business, net of transactions costs of $15.0 million, which were contingent on the sale closing.
(8)	Relates to the gain recorded for the sale of the Academy business, net of transactions costs of $5.5 million, which were contingent on the sale closing.
(9)	For the three and six months ended June 30, 2023, the adjustment for the tax receivable agreement liability related to a change in estimates of future TRA payments.

For the three and six months ended June 30, 2022, the adjustment for the tax receivable agreement liability related to the expected realization of certain tax benefits after concluding that such TRA payments would be probable based on estimates of future taxable income over the terms of the TRA.

(10)

For the three months ended June 30, 2023, other costs were comprised of gains of approximately $5 million on foreign currency exchange transactions, which related to all of our segments and Corporate; and a gain of approximately $3 million related to the change in the fair value of forward foreign exchange contracts, which related primarily to our Events, Experiences & Rights segment and Corporate.

For the three months ended June 30, 2022, other costs were comprised primarily of losses of approximately $17 million on foreign currency exchange transactions, which related to all of our segments and Corporate and approximately $2 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment.

For the six months ended June 30, 2023, other costs were comprised primarily of gains of approximately $14 million on foreign currency exchange transactions, which related to all of our segments and Corporate; a gain of approximately $6 million related to the change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate; gains of approximately $6 million on the sales of certain businesses, which relates to our Events, Experiences & Rights segment; and a gain of approximately $5 million from the resolution of a contingency.

For the six months ended June 30, 2022, other costs were comprised primarily of losses of approximately $22 million on foreign currency exchange transactions, which related to all of our segments and Corporate, approximately $1 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment and an approximately $1 million loss on disposal of an asset related to our Events, Experiences & Rights segment.